Exhibit 99.1

WRITTEN request of Stockholders

of sPAR Group, Inc.

TO CALL A SPECIAL MEETING

This request is intended to supplement the special meeting request, dated August 19, 2019, previously submitted by the Stockholders (the “August Request”). It is the Stockholders’ expectation that the proposals set forth below will be presented to Company stockholders for a vote at the Special Meeting to be held in on or about November 14, 2019, as announced in the Current Report on Form 8-K filed by the Company on August 23, 2019 (the “Form 8-K”), in addition to, and not in lieu of, the removal proposal to be presented at that meeting based on the August Request (the “Removal Proposal”). The Stockholders are satisfied that the Company has a good faith intent to hold the special meeting based on the disclosure included in the Form 8-K.

The undersigned record stockholders (“Stockholders”) of SPAR Group, Inc., a Delaware corporation (the “Company”), hereby request that the Company call a special meeting of stockholders (“Special Meeting”) in accordance with Section 2.02 of the Company’s Amended and Restated By-Laws (“By-Laws”) for the purpose of voting on the following proposals to be presented for a vote following the Removal Proposal and in the order presented below:

●

A proposal to increase the size of the Board by one, provided such vote shall be of no effect if, at the time of the Election (as defined below), a vacancy exists on the Board due to the removal of Arthur B. Drogue or R. Eric McCarthey.

●	A proposal to elect Panos Lazaretos as a director of the Company (the “Election”).

●	A proposal to adopt amendments to the By-Laws, as set forth in the attached Appendix.

[Signature page follows.]

In witness whereof, the undersigned have executed this request.

__________________________

Robert G. Brown

Dated: September __, 2019

SP/R, Inc. Defined Benefit Pension Trust

By:        __________________________

Name: Rory W. Brown

Title: Trustee

Dated: September __, 2019

__________________________

Name: Kimberly M. Villani

Title: Trustee

Dated: September __, 2019

Appendix

Proposed Amendments to the Amended and Restated By-Laws of SPAR Group, Inc.

Section 3.04 of the Amended and Restated By-Laws of SPAR Group, Inc. (“By-Laws”) is hereby amended by replacing “90 days” with “30 days”, as set forth below:

Section 3.04.     Vacancies and Additional Directorships. If any vacancy or newly created directorship shall occur among the directors for any reason (including death, retirement, resignation, removal, with or without cause, or as the result of an increase in the number of directors), any such vacancy or newly created directorship may be filled by (i) a vote of the stockholders, or (ii) the directors then in office, though less than a quorum, or by the sole remaining director. Notwithstanding the foregoing, if a vacancy results from the death, retirement or resignation of a director, such vacancy shall be filled exclusively by the directors then in office; provided that this sentence shall not apply to (and the stockholders may fill) any vacancy that remains unfilled by the directors for more than 30 days following the death, retirement or resignation that resulted in such vacancy.

New Section 3.13 is hereby added to the By-Laws, as set forth below:

Section 3.13. Director Independence. A majority of the members of the Board shall be Independent Directors as and when required by the Nasdaq Stock Market Rules. For purposes of this Section 3.13, “Independent Director” shall mean a person who (1) is not an Executive Officer or employee of the Company (as such terms are defined in the Nasdaq Stock Market Rules), (2) is not a Family Member (as such term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules) of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer, and (3) otherwise satisfies the independence criteria set forth in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The standards of independence applicable to members of the Audit Committee, Compensation Committee and Governance Committee shall be consistent with the independence standards set forth for each such Committee in the applicable Nasdaq Stock Market Rules and rules promulgated under the Securities and Exchange Act of 1934, as amended, subject to any exemptions or cure periods under such rules.